AMENDMENT NUMBER 2 TO MANAGEMENT AGREEMENT


     THIS AMENDMENT NUMBER 2 TO MANAGEMENT AGREEMENT (the Amendment") is made and entered into as of December 31, 1999, by and between Perini Corporation, a Massachusetts corporation ("Perini"), Tutor-Saliba Corporation, a California corporation ("Tutor-Saliba") and Ronald N. Tutor ("Tutor"), an individual and President of Tutor-Saliba (Perini, Tutor-Saliba and Tutor collectively, the "Parties").

     RECITALS

     WHEREAS, Perini, Tutor-Saliba and Tutor entered into Management Agreement as of January 17, 1997 (the "Management Agreement"), whereby, among other things, Tutor-Saliba agreed to provide certain services of Tutor to Perini;

     WHEREAS, paragraph 6 of the Management Agreement provided that the Management Agreement would terminate, if not earlier, on December 31, 1998;

     WHEREAS, on or by December 31, 1998, by Amendment Number 1 to that Management Agreement it was extended so that it would terminate, if not earlier, on December 31, 1999, and

     WHEREAS, the Parties desire again to extend the termination date of the Management Agreement.

     NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Parties hereby agree as follows:

1. Paragraph 6 of the Management Agreement, as amended, shall be amended in its entirety to read as follows:

     6. Termination. Unless earlier terminated by the parties, this Agreement shall terminate upon the earliest to occur of (i) December 31, 2000,
          (ii) Tutor's inability to perform the services contemplated hereby, whether because of death, disability or otherwise, (iii) written notice from Perini to Tutor after, in the determination of a majority of the Executive Committee of the Board of Directors of Perini, Tutor has failed to perform his obligations under this Agreement, and (iv) the reasonable determination by the Board of Directors or Executive Committee of Perini, and written notice thereof to Tutor, that it would be inadvisable for Tutor to continue performing the services
          contemplated  by  this  Agreement,   or


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          (v) the consummation of a recapitalization of Perini funded by a party other than Tutor or his affiliates.

2. Section 3(b) of the Management agreement shall be amended in its entirety to read as follows:

          (b) Beginning on the Effective Date, Perini shall pay a fee to Tutor-Saliba at the rate of $250,000 per year, such amount to be paid in twelve equal monthly installments in arrears on the 15th of each month, or as the parties hereto shall otherwise agree in writing.

3. Except as specifically amended herein, all other provisions of the Management Agreement shall remain unchanged and in full force and effect.

4. This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     IN WITNESS HEREOF, each of the parties hereto have caused a counterpart of this Amendment to be executed and delivered as of the date first above written by their duly authorized representatives.

                                            PERINI CORPORATION


                                            By:___________________________
                                            Title:  President


                                            TUTOR-SALIBA CORPORATION


                                            By:___________________________
                                            Title:


                                            RONALD N. TUTOR


                                            By:___________________________
                                            Title: